Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 17, 2005, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-127906) and related Prospectus of IDT Spectrum, Inc. for the registration of shares of its Class B Common Stock.

/s/ Ernst & Young LLP

New York, New York

November 21, 2005